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                                                                     EXHIBIT 5.1


                               RIORDAN & MCKINZIE
                         A Professional Law Corporation

                       695 TOWN CENTER DRIVE, SUITE 1500
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 433-2900


                                 April 14, 1998

                                                                       9-098-001


IXC Communications, Inc.
1122 Capital of Texas Highway South
Austin, Texas 78746

Ladies and Gentlemen:

     We have acted as counsel to IXC Communications, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of up to 4,313,837 shares (the "Merger Shares") of the Company's common stock, par value $.01 per share (the "Common Stock") in connection with the terms of the Stock Acquisition Agreement and Plan of Merger, as amended (the "Merger Agreement") dated as of December 19, 1997 among the Company, IXC Long Distance, Inc., Network Long Distance, Inc. and Pisces Acquisition Corp. This opinion is delivered to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1993 Act in connection with the Registration Statement on Form S-4 (File No. 333-48079), including all pre-effective and post-effective amendments thereto (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act.

     In rendering the opinion set forth herein, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances.

     Based upon the foregoing and such other examination of law and fact as we have deemed necessary, and in reliance thereon, we are of the opinion that the Merger Shares have been duly authorized and, upon issuance pursuant to the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.
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IXC Communications, Inc.
April 14, 1998
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     We advise you that certain principals and employees of Riordan & McKinzie beneficially own capital stock of the Company and that Carl W. McKinzie, a principal of Riordan & McKinzie, is a director of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.


                                        Very truly yours,


                                        /s/ RIORDAN & MCKINZIE